EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 333-61771, 333-79531, 333-65948 and 333-65950 of North Valley Bancorp on Form
S-8 of our reports, dated March 13, 2006, relating to our audits of the consolidated financial statements and management's report on internal control over financial reporting, appearing in this Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 2005.

                                        /s/ Perry-Smith LLP

Sacramento, California
March 13, 2006